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                                                                    Exhibit 23.1
                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Ardent Software, Inc. (formerly VMARK Software, Inc.) on Form S-3 of our report dated January 27, 1997, appearing in the Annual Report on Form 10-K of VMARK Software, Inc. for the year ended December 31, 1996.



DELOITTE & TOUCHE, LLP
Boston, Massachusetts

Dated:  February 25, 1998